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                    ||             EXHIBIT 28.1             ||
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                    ||      THE DURIRON COMPANY, INC.       ||
                    ||                                      ||
                    ||        SAVINGS & THRIFT PLAN         ||
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                    ||                                      ||
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                                      6

                           THE DURION COMPANY, INC.

                           SAVINGS AND THRIFT PLAN




                             FINANCIAL STATEMENTS

                                     AND

                            SUPPLEMENTAL SCHEDULES





                          DECEMBER 31, 1993 AND 1992

                                     WITH

                        REPORT OF INDEPENDENT AUDITORS

                          THE DURIRON COMPANY, INC.

                           SAVINGS AND THRIFT PLAN
                           -----------------------


                                   CONTENTS



Report of Independent Auditors
- ------------------------------

Financial Statements
- --------------------
          Statements of net assets available for benefits

          Statements of changes in net assets available for benefits

          Notes to financial statements


                                                                        Schedule
Supplemental Schedules                                                  --------
- ----------------------

          Schedule of assets held for investment purposes                  1

          Schedule of reportable transactions                              2

- -------------------------------------------------------------------------------
                        REPORT OF INDEPENDENT AUDITORS

The Audit/Finance Committee of The Board of Directors and
        The Pension and Insurance Committee
The Durion Company, Inc.
        Savings and Thrift Plan

We have audited the accompanying statements of net assets available for benefits of The Durion Company, Inc. Savings and Thrift Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 1993 and schedule of reportable transactions for the year then ended are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                ERNST & YOUNG


Dayton, Ohio
May 4, 1994
- -------------------------------------------------------------------------------

                             FINANCIAL STATEMENTS
                             --------------------

                                                     THE DURIRON COMPANY, INC.

                                                      SAVINGS AND THRIFT PLAN
                                                      -----------------------


                                          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                    DECEMBER 31, 1993 AND 1992


                                                                                1993                     1992
                                                                          -----------              -----------
                ASSETS
                ------
Investments at fair value:
       Common stock of The Duriron Company, Inc.                          $ 6,188,397               $ 6,400,747
       Interest in interest accumulation fund                               7,539,717                 7,324,438
       Interest in Wellington fund                                          1,788,959                   498,947
       Interest in Index 500 fund                                           7,332,684                 6,581,713
       Interest in World U.S. Growth fund                                     867,210                   651,317
       Employee loan fund                                                     465,140                   234,860
                                                                       --------------            --------------

                Total investments                                          24,182,107                21,692,022

Receivables:
       Employer contributions                                                 373,612                   363,898
       Employee contributions                                                 139,283                   140,680
       Accrued income                                                          40,404                    44,789
                                                                       --------------            --------------

                Total receivables                                             553,299                   549,367
                                                                       --------------            --------------


                Net assets available for benefits                         $24,735,406               $22,241,389
                                                                       ==============            ==============



                                              See notes to financial statements.

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
                                                     THE DURIRON COMPANY, INC.

                                                      SAVINGS AND THRIFT PLAN
                                                      -----------------------


                                    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                              YEARS ENDED DECEMBER 31, 1993 AND 1992



                                                                                1993                      1992
                                                                       --------------            --------------
Investment activity:
       Net appreciation in fair value of investments                       $  269,383               $   813,062
       Interest & dividends                                                   947,764                   879,134
                                                                       --------------            --------------

                Total investment activity                                   1,217,147                 1,692,196

       Less:  Investment expenses                                                 430                       --
                                                                       --------------            --------------

                Net investment activity                                     1,216,717                 1,692,196


Contributions:
       Employer                                                               589,362                   591,283
       Employee                                                             1,787,198                 1,756,396
                                                                       --------------            --------------

                Total contributions                                         2,376,560                 2,347,679


Benefits paid to participants                                               1,117,816                 1,495,321

Participant rollovers & transfers                                              18,556                       --
                                                                       --------------            --------------

Increase in net assets available for benefits                               2,494,017                 2,544,554

Net assets available for benefits:
       Beginning of year                                                   22,241,389                19,696,835
                                                                       --------------            --------------

       End of year                                                        $24,735,406               $22,241,389
                                                                       ==============            ==============




                                              See notes to financial statements.

                          THE DURIRON COMPANY, INC.

                           SAVINGS AND THRIFT PLAN
                           -----------------------


                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1993

1. Description of Plan -------------------      A general description of The

   Duriron Company, Inc. Savings and Thrift Plan for  Salaried Employees
   (Plan), including vesting and available benefits is provided in the "Summary Plan Description of The Duriron Company, Inc. Savings and Thrift Plan for Salaried Employees."



2. Significant accounting policies
   -------------------------------

   Investments -
   -----------

   The investment in common stock of Duriron, which is traded in the over-the-counter market, is valued at the last reported bid price.

   The employee loan fund is valued based on the current participants amounts receivable at the end of the year.

   The interests in all other Vanguard funds are valued by reference to the underlying assets. Investments in securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year; securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last reported bid price. Government securities traded in the over-the-counter market are valued at the last reported bid price.

   The cost of investments sold are computed on an average cost basis.

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                          THE DURIRON COMPANY, INC.

                           SAVINGS AND THRIFT PLAN
                           -----------------------


                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1993


Contributions -
- -------------

Contributions from employees are recorded when Duriron makes payroll deductions from Plan participants. Contributions from Duriron are accrued based on amounts to be matched under the terms of the Plan.

Income tax status -
- -----------------

The Plan is qualified under Section 401(a) of the Internal Revenue Code and, therefore, is exempt from taxation under Section 501(a) of the Code.

3. Investments
   -----------

Investments held by the trustee at December 31, 1993 and 1992 are summarized below:

                                                       1993                                    1992
                                         -------------------------------       -----------------------------------
         Description                             Cost       Fair Value              Cost               Fair Value
  -------------------------------------- -------------     -------------       -------------          ------------
  The Duriron Company, Inc. common
    stock (263,336 shares or 710,494
    units in 1993 and 258,616 shares or
    698,772 units in 1992)                $4,033,416        $6,188,397          $3,623,043              $6,400,747

  Vanguard Interest Accumulation
    Fund (736,300 units in 1993 and
    722,331 units in 1992)                 7,416,855         7,539,717           7,239,033               7,324,438

  Vanguard Wellington Fund
    (87,694 units in 1993 and
    26,041 units in 1992)                  1,739,176         1,788,959             494,733                 498,947

  Vanguard Index 500 Fund
    (167,298 units in 1993 and
    160,647 units in 1992)                 6,505,282         7,332,684           6,146,246               6,581,713

  Vanguard World U.S. Growth
    Fund (58,085 units in 1993 and
    42,403 units in 1992)                    858,471           867,210             629,700                 651,317

  Employee Loan fund                         465,140           465,140             234,860                 234,860
                                         ----------------  --------------      -----------           -------------

                                        $ 21,018,340      $ 24,182,107        $ 18,367,615           $  21,692,022
                                         ================ ================     ===========           =============

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                           THE DURIRON COMPANY, INC.

                            SAVINGS AND THRIFT PLAN
                            -----------------------



3.  Investments (continued)
    -----------------------
All of the above investments are held by Vanguard Fiduciary Trust Company of Wayne, Pennsylvania, under a trust agreement dated April 1, 1993. Prior to this date, investments were held by National City Bank of Cleveland, Ohio, under a trust agreement dated July 13, 1978. The trustee has full discretionary authority for purchase and sale of investments within the applicable provisions of the trust agreement.

During 1993 and 1992, the plan's investments appreciated (depreciated) in value as follows:

                                                                        1993                      1992
                                                                --------------            --------------
Investments at fair value:
        Common stock of The Duriron Company, Inc.                $   (304,043)                $ 397,774
        Interest in commingled equity fund                                --                   (190,334)
        Interest in interest accumulation fund                         73,856                   116,683
        Interest in Wellington fund                                    48,775                     4,478
        Interest in Index 500 fund                                    464,279                   462,097
        Interest in World U.S. Growth fund                            (13,484)                   22,364
                                                                --------------            --------------


                Net appreciation in value                        $    269,383                 $ 813,062
                                                                ==============            ==============

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
                                                     THE DURIRON COMPANY, INC.
                                                      SAVINGS AND THRIFT PLAN
                                                      -----------------------

                                                   NOTES TO FINANCIAL STATEMENTS
                                                         DECEMBER 31, 1993
4. Investment fund activity
   ------------------------
   Net assets available for benefits at December 31, 1991, 1992 and 1993 and changes in net assets during 1992 and 1993 are summarized below by investment fund:
                                                         Duriron                  Fixed        Index        Interest
                                                         Stock       Equity       Income       500          Accum
                                                         Fund        Fund         Fund         Fund         Fund
                                                        ------      -----        -----        -----        -----
   Net assets available at Dec. 31, 1991                $ 6,046,492  $ 6,141,213  $ 7,509,130 $       --  $       --

   Investment activity:
          Net appreciation/(depreciation)                   397,774     (190,334)          --    462,097     116,683
          Interest & Dividends                              157,627       23,525       80,209    158,992     426,181
                                                        -----------  ----------- ------------ ------------ ------------
          Net investment activity                           555,401    (166,809)       80,209    621,089     542,864
                                                        -----------  ----------  ------------ ------------ ------------
   Contributions:
          Employer                                          591,283          --            --         --          --
          Employee                                               --     156,455       164,787    509,242     289,999
                                                        -----------  ----------   ----------- ----------- -------------
                 Total contributions                        591,283     156,455       164,787    509,242     289,999
                                                        -----------  ----------- ------------ ------------ ------------
   Investment fund transfers, net                                --  (6,011,694)   (7,730,451) 5,892,998   7,077,759
   Benefits paid to participants                           (428,531)   (119,165)      (23,675)  (388,540)   (512,585)
                                                        -----------  ----------- ------------ ------------ ------------

   Net assets available at Dec. 31, 1992                  6,764,645          --            --  6,634,789   7,398,037

Investment activity:
          Net appreciation (depreciation)                  (304,043)         --            --    464,279      73,856
          Interest & Dividends                              158,454          --            --    190,652     470,468
          Investment expenses                                    --          --            --       (180)         --
                                                        -----------  ----------- ------------ ------------ ------------
                 Net investment activity                   (145,589)         --            --    654,751     544,324
                                                        -----------  ----------- ------------ ------------ ------------
   Contributions:
          Employer                                          589,362          --            --         --          --
          Employee                                               --          --            --    644,641     318,525
                                                        -----------  ----------- ------------ ------------ ------------
                 Total contributions                        589,362          --            --    644,641     318,525
                                                        -----------  ----------- ------------ ------------ ------------
   Investment fund transfers and rollovers, net            (401,179)         --            --   (142,818)   (289,725)
   Benefits paid to participants                           (245,229)         --            --   (401,702)   (393,590)
                                                        ----------- ------------ ------------ ------------ ------------

   Net assets available at Dec. 31, 1993                $ 6,562,010  $       --   $        -- $7,389,661  $7,577,571
                                                        ===========  =========== ============ ============ ============

                                                                                    World
                                                           Bond   Wellington    US Growth        Loan
                                                           Fund         Fund         Fund        Fund
                                                          -----   ----------    ---------        ----
Net assets available at Dec. 31, 1991                  $     --   $       --    $       --   $       --

Investment activity:
          Net appreciation (depreciation)                    --        4,478        22,364           --
          Interest & Dividends                               --       15,118        10,932        6,550
                                                     -----------  -----------  ------------ ------------
          Net investment activity                            --       19,596        33,296        6,550
                                                     -----------  -----------  ------------ ------------
   Contributions:
          Employer                                           --           --            --
          Employee                                           --      302,157       333,756           --
                                                     -----------  -----------  ------------ ------------
                 Total contributions                         --      302,157       333,756           --
                                                     -----------  -----------  ------------ ------------
   Investment fund transfers, net                            --      216,751       328,647      225,990
   Benefits paid to participants                             --       (9,715)      (10,202)      (2,908)
                                                     -----------  -----------  ------------ ------------

   Net assets available at Dec. 31, 1992                     --      528,789       685,497      229,632

Investment activity:
          Net appreciation (depreciation)                    --       48,775       (13,484)          --
          Interest & Dividends                               --       91,783        12,030       24,377
          Investment expenses                                --         (230)          (20)          --
                                                     -----------  -----------  ------------ ------------

                                                                                     World
                                                         Bond     Wellington     US Growth        Loan
                                                         Fund           Fund          Fund        Fund
                                                     -----------  -----------  -----------  ------------
                 Net investment activity                     --      140,328        (1,474)      24,377
                                                     -----------  -----------  ------------ ------------
   Contributions:
          Employer                                           --           --            --           --
          Employee                                       26,539      375,367       422,126           --
                                                     -----------  -----------  ------------ ------------
                 Total contributions                     26,539      375,367       422,126           --
                                                     -----------  -----------  ------------ ------------
   Investment fund transfers and rollovers, net           2,861      816,756      (167,821)     200,482
   Benefits paid to participants                             --      (41,179)      (36,116)          --
                                                     -----------  -----------  ------------ ------------

   Net assets available at Dec. 31, 1993             $   29,400   $1,820,061   $   902,212  $   454,491
                                                     ===========  ===========  ============ ============

                            SUPPLEMENTAL SCHEDULES
                            ----------------------

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
                                                     THE DURIRON COMPANY, INC.

                                                      SAVINGS AND THRIFT PLAN
                                                      -----------------------


                                                                                                              Schedule 1
                                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES                              ----------

                                                         DECEMBER 31, 1993



 Shares or Units                     Description                                        Cost            Fair Value
- -----------------     --------------------------------------------------            ------------     --------------
  710,494 units       The Duriron Company, Inc. common stock                          $4,033,416         $6,188,397

  736,300 units       Vanguard Interest Accumulation Fund                              7,416,855          7,539,717

   87,694 units       Vanguard Wellington Fund                                         1,739,176          1,788,959

  167,298 units       Vanguard Index 500 Portfolio                                     6,505,282          7,332,684

   58,085 units       Vanguard World U.S. Growth Fund                                    858,471            867,210

        --            Employee Loan Fund                                                 465,140            465,140
                                                                                    ------------     --------------

                           Total investments                                         $21,018,340        $24,182,107
                                                                                    ============        ===========

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
                                                     THE DURIRON COMPANY, INC.

                                                      SAVINGS AND THRIFT PLAN
                                                      -----------------------


                                                                                                              Schedule 2
                                             SCHEDULE OF REPORTABLE TRANSACTIONS                              ----------

                                                   YEAR ENDED DECEMBER 31, 1993


                                                                                       Cost/            Average    Net
Security Description                 Transaction(s)           Shares/Units             Proceeds         Cost       Gain/(Loss)
- ---------------------------------    -----------------       ---------------      -------------   ----------       -----------
Category iii - series of transactions in excess of 5% of fair value of net assets

Common stock of
      The Duriron Company, Inc.      26 Purchases             93,545  units          $772,198

Common stock of
      The Duriron Company, Inc.      56 Sales                 77,771  units          $680,504        $361,825       $318,679

Vanguard Interest
      Accum. Fund                    37 Purchases             160,043 units        $1,453,860

Vanguard Interest
      Accum. Fund                    80 Sales                 146,074 units        $1,312,438      $1,276,038        $36,400

Vanguard Index 500 Fund              43 Purchases              27,725 units        $1,159,015

Vanguard Index 500 Fund              61 Sales                  21,074 units          $872,321        $799,979        $72,342

Vanguard Wellington Fund             44 Purchases              65,213 units        $1,311,574

Vanguard Wellington Fund             44 Sales                   3,560 units           $70,336         $67,131         $3,205

Vanguard World U.S.
      Growth Fund                    24 Purchases              37,879 units          $557,878

Vanguard World U.S.
      Growth Fund                    52 Sales                  22,197 units          $328,501        $329,107          $(606)

There are no category i, ii, and iv transactions





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